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                                                                    EXHIBIT 10.2

                                  AMENDMENT TO
                        HADCO CORPORATION 1998 STOCK PLAN


         This Amendment (the "Amendment") to the Hadco Corporation 1998 Stock Plan (the "Plan") is effective as of April 17, 2000. The Plan shall be amended as follows:

         Sections 12 (B) and (C) shall be deleted in their entirety and replaced with the following:

         B. CONSOLIDATIONS OR MERGERS. Upon any sale of all or substantially all of the assets of the Company, or upon any merger, consolidation or tender offer in respect of which the stockholders holding all of the Company's outstanding voting securities immediately prior to the consummation thereof, hold less than 50% of all of the Company's outstanding voting securities immediately after such consummation (each of the foregoing sale, merger, consolidation or tender offer hereinafter called an "Acquisition"), then: (i) the date upon which all then outstanding Stock Rights granted under this Plan become fully vested and exercisable shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition and (ii) the date(s) upon which all then outstanding repurchase, forfeiture or other similar restrictions, if any, (but not any securities law restrictions which may apply to such stock or its disposition) on shares of stock subject to Stock Rights or grant pursuant to an Award shall lapse shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition. Notwithstanding any language in any option or award agreement between the Company and a Participant, in no event shall any outstanding option be subject to forfeiture solely as a result of its non-exercise after the acceleration of vesting pursuant to clause (i) above and prior to the consummation of an Acquisition.

         C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising a Stock Right shall be entitled to receive for the purchase price paid upon such exercise the securities as determined under the terms of the recapitalization or reorganization he or she would have then received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.


         Except as specifically amended hereby, each of the terms and conditions of the Plan is hereby ratified and confirmed and shall remain in full force and effect.